Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ANN INC.

Pursuant to Sections 242 of the

General Corporation Law of the State of Delaware

ANN INC., a Delaware corporation (the “Corporation”), does hereby certify as follows:

FIRST: That Section (3) of Article SIXTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“(3) The Board of Directors shall consist of not less than three nor more than fifteen directors, with the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected. Notwithstanding the foregoing, (i) at the 2014 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2015 annual meeting of stockholders; (ii) at the 2015 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2016 annual meeting of stockholders; and (iii) at the 2016 annual meeting of stockholders and each annual meeting of stockholders thereafter, all directors shall be elected for a one-year term expiring at the next annual meeting of stockholders. Pursuant to such procedures, effective as of the 2016 annual meeting of stockholders, the Board of Directors will no longer be classified under Section 141(d) of the GCL and directors shall no longer be divided into three classes. Prior to the 2016 annual meeting of stockholders, if the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director of a class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Until the 2016 annual meeting of stockholders, and in accordance with Section 141(k) of the GCL, directors may be removed by the stockholders of the Corporation only for cause, and from and after the 2016 annual meeting of stockholders, directors of the Corporation may be removed by the stockholders of the Corporation with or without cause. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section (3) of Article SIXTH unless expressly provided by such terms.”

SECOND: That this Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

2

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name this 31st day of May, 2013.

ANN INC.

By:	/s/ Katherine H. Ramundo
Katherine H. Ramundo
Executive Vice President,
General Counsel and Secretary

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

ANN INC.

INTO

ANNTAYLOR STORES CORPORATION

(Pursuant to Section 253 of the General Corporation Law of the State of Delaware)

AnnTaylor Stores Corporation (the “Company”), a corporation incorporated under the name AnnTaylor Holdings, Inc. on November 4, 1988 pursuant to the General Corporation Law of the State of Delaware (“DGCL”), having changed its name to AnnTaylor Stores Corporation by amendment to its Certificate of Incorporation on April 5, 1991, hereby certifies that the Company owns 100% of the capital stock of ANN INC., a Delaware corporation incorporated on March 4, 2011 pursuant to the DGCL, and that the Company, by resolutions of its Board of Directors duly adopted at a meeting held on March 9, 2011, determined to merge into itself ANN INC. and to effect a change of the Company’s name to ANN INC. in connection with such merger, pursuant to Section 253 of the DGCL, and that such resolutions are as follows:

WHEREAS, it is advisable and in the best interests of the Company to change the name of the Company from AnnTaylor Stores Corporation to ANN INC. (the “Name Change”) and to effect such Name Change pursuant to the provisions of Section 253 of the DGCL; and

WHEREAS, in connection with the Name Change, the Company desires to form a wholly-owned subsidiary, ANN INC., a Delaware corporation (the “Subsidiary”), to merge with and into the Company pursuant to the provisions of Section 253 of the DGCL, so that the Company will be the surviving corporation following the merger.

NOW, THEREFORE, IT IS,

RESOLVED that the Name Change is authorized and approved;

RESOLVED that the Company shall cause the Subsidiary to be formed under the DGCL;

RESOLVED that, pursuant to Section 253 of the DGCL, the Company shall merge the Subsidiary with and into itself, so that the Company possesses all of the Subsidiary’s property, rights, privileges and powers, and assumes all of the Subsidiary’s liabilities and obligations;

RESOLVED that, in connection with the merger, the name of AnnTaylor Stores Corporation shall be changed to ANN INC.;

RESOLVED that an authorized officer of the Company be, and such officer hereby is, directed to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions, and to file the Certificate of Ownership and Merger in the office of the Secretary of State of Delaware;

RESOLVED that the effective date of the Certificate of Ownership and Merger, the merger and the Name Change provided for in the Certificate of Ownership and Merger shall be March 15, 2011;

RESOLVED that, in connection with the Name Change, the officers of the Company be, and each of them hereby is, authorized and empowered, for and on behalf of the Company, to file any and all notices and filings with the Securities and Exchange Commission, the New York Stock Exchange, the Company’s transfer agent, the Depository Trust Company, the Internal Revenue Service and any state tax authority, and to obtain a new CUSIP number; and to execute all documents, disburse such funds and take all necessary and appropriate actions in connection with any of the foregoing;

RESOLVED that, in connection with the Name Change, the officers of the Company be, and each of them hereby is, authorized and empowered, for and on behalf of the Company, to execute and file any and all documents required to effectuate the Name Change in any U.S. state or territory in which the Company is authorized to do business;

RESOLVED that, in connection with the Name Change, the Company’s stock certificates for its common stock, par value $.0068 per share, shall be modified to reflect the name ANN INC., and such modified stock certificates are hereby authorized and approved; and that a new form of corporate seal, reflecting the name ANN INC., is adopted and approved;

RESOLVED that, in connection with the Name Change, the officers of the Company be, and each of them hereby is, authorized and empowered, for and on behalf of the Company, to prepare, execute and deliver all documents, notices and resolutions which may be required by any bank in connection with any accounts maintained by the Company;

RESOLVED that, in connection with the Name Change, the officers of the Company be, and each of them hereby is, authorized and empowered, for and on behalf of the Company, to amend and restate the Company’s Bylaws, employee benefits plans, corporate governance documents, and any and all other necessary Company documents to reflect the new name of the Company; and

RESOLVED that the officers of the Company be and each of them individually hereby is, authorized and empowered, in the name and on behalf of the Company, to take or cause to be taken all such further actions, to execute and deliver all such instruments and documents, to disburse such funds, engage such persons, and do all acts and things whatsoever, which they, in their judgment, determine to be necessary, appropriate or desirable to fully carry out the intent and purpose of the foregoing resolutions.

IN WITNESS WHEREOF, AnnTaylor Stores Corporation has caused this certificate to be signed by an authorized officer on March 11, 2011.

By:	/s/ Barbara Eisenberg
Name:	Barbara Eisenberg
Title:	Executive Vice President,
General Counsel and Corporate Secretary

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ANNTAYLOR STORES CORPORATION

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

AnnTaylor Stores Corporation, a Delaware corporation (the “Corporation”), does hereby certify as follows:

FIRST: That the first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirely as follows:

Article FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is two hundred million (200,000,000) shares of Common Stock, each having a par value of sixty eight-one hundredths of one cent ($.0068), and two million (2,000,000) shares of preferred stock, each having a par value of one cent ($.01).

SECOND: That this Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed in its corporate name this 27th day of April, 2006.

ANNTAYLOR STORES CORPORATION

By:	/s/ Barbara Eisenberg
Executive Vice President,
General Counsel and Secretary

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ANNTAYLOR STORES CORPORATION

Pursuant to Section 242 and 228 of the

General Corporation Law of the State of Delaware

AnnTaylor Stores Corporation, a Delaware corporation (the “Corporation”), does hereby certify as follows:

FIRST: That the first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

Article FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is one hundred and twenty million (120,000,000) shares of Common Stock, each having a par value of sixty eight-one hundredths of one cent ($.0068), and two million (2,000,000) shares of preferred stock, each having a par value of one cent ($.01).

SECOND: That this Amendment has been duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed in its corporate name this 18th day of May, 1999.

ANNTAYLOR STORES CORPORATION

By:	/s/ J. Patrick Spainhour
Chairman and Chief Executive Officer

ATTEST:	/s/ Jocelyn Barandiaran
Secretary

RESTATED CERTIFICATE OF INCORPORATION

OF

ANNTAYLOR STORES CORPORATION

Pursuant to Section 245 of the General

Corporation Law of the State of Delaware

AnnTaylor Stores Corporation, a Delaware corporation organized under the name AnnTaylor Holdings, Inc. on November 4, 1988, having changed its name to AnnTaylor Stores Corporation by amendment to its Certificate of Incorporation on April 5, 1991, does hereby restate and integrate, without further amendment, and without any discrepancy between these provisions and the provisions of the Corporation’s Certificate of Incorporation as heretofore amended, pursuant to Section 245 of the General Corporation Law of the State of Delaware, its Certificate of Incorporation to read in its entirety as set forth below:

FIRST: The name of the Corporation is AnnTaylor Stores Corporation (hereinafter the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be or organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is forty million (40,000,000) shares of Common Stock, each having a par value of sixty eight-one hundredths of one cent ($.0068), and two million (2,000,000) shares of preferred stock, each having a par value of one cent ($.01).

The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the General Corporation Law of the State of Delaware, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

FIFTH: The name and mailing address of the Sole Incorporator is as follows:

Name	Mailing Address

Deborah M. Reusch	P.O. Box 636
Wilmington, DE 19899

SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

(3) The Board of Directors shall consist of not less than three nor more than fifteen directors, with the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office. The directors shall be divided into three classes, designated Class I, Class II and Class II. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1992 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1993 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 1994 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1992, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director of a class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Directors of the Corporation may be removed by the stockholders of the Corporation only for cause. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section (3) of Article SIXTH unless expressly provided by such terms.

(4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

EIGHTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, AnnTaylor Stores Corporation has caused this Restated Certificate of Incorporation to be executed in its corporate name this 4th day of June, 1992.

ANNTAYLOR STORES CORPORATION

By:	/s/ Joseph J. Schumm
Name:	Joseph J. Schumm
Title:	President

ATTEST:	/s/ Jocelyn F.L. Barandiaran
Name:	Jocelyn F.L. Barandiaran
Title:	Secretary